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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 12, 2005



                             Trans-Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)



           Delaware                   0-4539                     13-2598139
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(State or Other Jurisdiction        (Commission                 (IRS Employer
        of Incorporation)           File Number)             Identification No.)



      1780 Opdyke Court, Auburn Hills, MI                              48326
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   (Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code      248-364-0400



                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
STANDARD; TRANSFER OF LISTING.

        On December 6, 2005, Trans-Industries, Inc. (the "Company") received a Nasdaq Staff Determination letter from The Nasdaq Stock Market ("Nasdaq") indicating the Company's securities will be delisted from The Nasdaq Capital Market at the opening of business on December 15, 2005. The Company is not in compliance with Nasdaq's requirements for continued listing because the Company's shareholders equity amount is below the minimum requirement of $2.5 million and accordingly does not comply with Marketplace Rule 4310(c)(2)(B) (the "Minimum Stockholders Equity Rule"). The Company was unable to submit to Nasdaq a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time. The Company has decided not to appeal Nasdaq's determination. Accordingly, the Company's securities will be delisted as provided in the Nasdaq Staff Determination letter. The Company intends to investigate the possibility of facilitating the trading of its securities in the Over the Counter Market through the Pink Sheets.











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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TRANS-INDUSTRIES, INC.

Date   December 12, 2005                By/s/ Kai Kosanke
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                                          Kai Kosanke
                                          Chief Financial Officer